Exhibit 23.2

                                                            MEMBERS OF THE
                                                            AMERICAN INSTITUTE
                                                            OF CERTIFIED PUBLIC
                                                            ACCOUNTANTS

                                                            GREENVILLE, S.C.
                                                            GREENWOOD, S.C.
                                                            ANDERSON, S.C.
                                                            AIKEN, S.C.
                                                            COLUMBIA, S.C.

                     (ELLIOTT, DAVIS & COMPANY, LLP. logo)
                          CERTIFIED PUBLIC ACCOUNTANTS


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
First National Bank of Pickens County



       We consent to the use of our report dated August 1, 1997 with respect to the financial statements of First National Bank of Pickens County as of June 30, 1996 and 1997 and for each of the three years in the period ended June 30, 1997 included in Amendment No. 1 to the registration statement (Form S-4) for Carolina First Corporation and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus for the acquisition of First National Bank of Pickens County.

                            /s/ Elliott, Davis & Company, L.L.P.
                                ELLIOTT, DAVIS & COMPANY, L.L.P.

Greenville, South Carolina
August 7, 1998

             Internationally - Moore Stephens Elliott Davis, L.L.C.
               870 S. PLEASANTBURG DRIVE     POST OFFICE BOX 6286
                      GREENVILLE, SOUTH CAROLINA 29606-6286
              TELEPHONE (864) 242-3370     TELEFAX (864) 232-7161